UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2007, Targacept, Inc. (the “Company”) entered into the following agreements:

•	Exclusive License Agreement (the “License Agreement”) by and between the Company and Yale University (“Yale”);

•	Third Lease Amendment (the “Lease Amendment”) by and between the Company and Wake Forest University Health Sciences (“WFUHS”), further amending the Lease between the Company and WFUHS effective August 1, 2002, as amended (the “Lease”);

•	modified AIA Document B141 Standard Form of Agreement Between Owner and Architect (the “OA Agreement”) by and between the Company and O’Brien Atkins Associates, PA (“OA”), Parts 1 and 2; and

•	modified AIA Document A111 Standard Form of Agreement Between Owner and Contractor by and between the Company and Shelco, Inc. (“Shelco”) and modified AIA Document A201 General Conditions of the Contract for Construction (together, the “Shelco Agreement”).

License Agreement

Under the License Agreement, Yale granted to the Company an exclusive license to a pending U.S. patent application, related applications and any patents that issue from or claim priority to any of the licensed applications. If the pending U.S. patent application were in the future to issue as a patent, it could potentially cover the use of the Company’s product candidates mecamylamine hydrochloride and TC-5214, or other compounds classified as nicotinic antagonists, as an augmentation to other treatments for mood disorders. The Company has the right to grant sublicenses to any of the licensed patent rights.

Under the terms of the License Agreement, the Company paid Yale a non-refundable license initiation fee and reimbursed Yale for its prior expenses with respect to the filing and prosecution of the licensed patent rights. In addition, the Company agreed to assume responsibility for future expenses with respect to the filing, prosecution and maintenance of the licensed patent rights and to pay to Yale: (i) an issuance fee that is conditional upon the issuance from the licensed applications of a U.S. patent that meets specified conditions; (ii) aggregate payments of up to $1,500,000 for each product subject to the license for which specified regulatory and first commercial sale milestones are achieved; (iii) low single digit royalties on any net sales of products subject to the license; and (iv) a percentage of certain amounts received from any sublicensee of the licensed patent rights if the sublicense is not combined with a license to other patent rights of the Company or with an agreement by the Company to collaborate with the sublicensee to discover, research, develop or commercialize compounds or products for therapeutic use.

The Company is required to use reasonable commercial efforts to develop at least one product subject to the license for commercialization in the United States. The Company may terminate the License Agreement upon 30 days written notice to Yale. Yale may terminate the License Agreement if the Company breaches the License Agreement and, if curable, does not cure the breach within a specified cure period, or if the Company notifies Yale that it has abandoned its intent to pursue the research, development or marketing of a product subject to the license.

Lease Amendment

The Lease Amendment provides for the Company to rent approximately 14,000 square feet of additional space in the building owned by WFUHS located at 200 East First Street, Winston-Salem, North Carolina effective January 1, 2007 (the “January Expansion Space”) and approximately 3,000 square feet of additional space in such building effective August 1, 2007 (the “August Expansion Space” and, together with the January Expansion Space, the “Additional Leased Premises”). A portion of the Additional Leased Premises is planned for use as office space and a portion is planned for use as laboratory space.

Prior to the Lease Amendment, the Company leased approximately 40,000 square feet of space in the same building (the “Existing Leased Premises”). In connection with the Lease Amendment, the Company exercised its option to extend the term of the Lease, as applied to both the Existing Leased Premises and the Additional Leased Premises, through July 31, 2012.

The Lease Amendment provides that WFUHS shall pay directly, or reimburse the Company, $2,500,000 (the “Upfit Amount”) for amounts incurred in connection with the upfitting and improvement of the Additional Leased Premises. The Lease Amendment also provides that, if the Lease is terminated at or prior to the end of the current term, the Company shall pay to WFUHS an amount, based on a specified amortization schedule, designed to compensate WFUHS for the portion of the Upfit Amount not recovered through rent payments by the Company under the Lease as of the date of such termination.

Pursuant to the Lease Amendment, the Company agreed to begin to make rent payments for the January Expansion Space in January 2007 and to begin to make lease payments for the August Expansion Space in August 2007. As a result of the Lease Amendment, the Company will incur approximately $689,000 in additional rent obligations each year of the term of the Lease.

Pursuant to the Lease Amendment, WFUHS granted to the Company an option to lease all of the Existing Leased Premises and the Additional Leased Premises for an additional five-year renewal term (from August 1, 2012 through July 31, 2017) at a rental rate equal to the then existing market rate for similar space in the Piedmont Triad, North Carolina.

OA Agreement and Shelco Agreement

The OA Agreement and the Shelco Agreement relate to services to be provided by OA and Shelco, respectively, in connection with an upfit of the Additional Leased Premises. Pursuant to the OA Agreement, OA has agreed to provide certain architect services, including planning, project and contract administration, design, documentation and construction procurement services. The Company has agreed to pay OA approximately $203,000 plus 110% of reimbursable expenses incurred to perform such services, subject to adjustment based on any change to the required services that is not made necessary by any fault of OA. The OA Agreement may be terminated by the Company without cause upon at least seven days written notice, by OA upon at least 14 days written notice if either the upfit or OA’s services are suspended for more than 180 consecutive days or by either party upon at least seven days written notice for substantial non-performance by the other party.

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Pursuant to the Shelco Agreement, Shelco has agreed to provide labor, materials, equipment and construction services to execute the upfit (collectively, the “Work”). The Company has agreed to pay Shelco a contractor fee equal to 4 1/2 % of the total costs that it necessarily incurs to perform the Work and 5% of its total costs to perform changes in the Work. The maximum amount payable by the Company to Shelco under the Shelco Agreement, inclusive of the contractor fee, is approximately $2.1 million, which is the guaranteed maximum price. The guaranteed maximum price is subject to adjustment in the event of a change in the scope of the Work. In the event that the total costs incurred by Shelco to perform the Work, plus the contractor fee, is less than the guaranteed maximum price, the Company has agreed to pay to Shelco an additional amount equal to 30% of the difference.

The Shelco Agreement may be terminated by the Company at any time. If the Company terminates the Shelco Agreement without cause, it would be obligated to pay Shelco an amount equal to Shelco’s costs incurred by reason of the termination. The Shelco Agreement may also be terminated by Shelco if: (i) the Work is stopped for at least 30 consecutive days, through no fault of Shelco or any party for which Shelco is responsible, because it is legally required to be stopped or because Shelco has not been paid as required by the Shelco Agreement; (ii) the Work is suspended, delayed or interrupted, through no fault of Shelco or any party for which Shelco is responsible, for more than a number of days that exceeds the total number of days scheduled for completion or 120 days in any 365-day period, whichever is less; or (iii) the Work is stopped for at least 60 consecutive days through no fault of Shelco or any party for which Shelco is responsible because the Company has not fulfilled its obligations under the Shelco Agreement and related documents that are important to the progress of the Work.

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Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which the Company refers to as the Exchange Act. For this purpose, any statements contained in this current report regarding the future issuance of any patent from the patent applications licensed by the Company from Yale or the scope of coverage of any patent that may in the future issue from the patent applications licensed by the Company from Yale, the timing and scope of the upfit of the Company’s leased facilities and the compensation to be paid to its contractors, other than statements of historical fact, are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. In some cases, words such as “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or other comparable words identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by forward-looking statements as a result of various important factors, including: the uncertainties inherent in the patent prosecution process, including the risks that the applicable patent office will decline to issue a patent or will limit the scope of coverage as a condition to the issuance of a patent; the risks that any issued patent may be challenged, invalidated, rendered unenforceable or circumvented, any of which could limit the Company’s ability to stop competitors from marketing related products; and construction-related factors that could prevent the completion of the upfit within budget or in a timely manner, such as work stoppages, supply chain disruptions or disputes between the Company and OA or Shelco, between OA and Shelco or between either OA or Shelco and its subcontractors. As a result, the results or events indicated by the forward-looking statements may not occur. The Company cautions you not to place undue reliance on any forward-looking statement.

Any forward-looking statements in this current report represent the Company’s views only as of the date of this current report and should not be relied upon as representing its views as of any subsequent date. The Company anticipates that subsequent events and developments may cause its views to change. Although the Company may elect to update these forward-looking statements publicly at some point in the future, whether as a result of new information, future events or otherwise, it specifically disclaims any obligation to do so, except as required by applicable law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: January 26, 2007	/s/ Alan A. Musso
Alan A. Musso
Vice President, Chief Financial Officer, Secretary and Treasurer

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